8503 Hilltop Drive, Ooltewah, TN 37363 Telephone 423.238.4171

CONTACT:	Miller Industries, Inc.
Debbie Whitmire, Chief Financial Officer (423) 238-4171
Frank Madonia, General Counsel (423) 238-4171
FTI Consulting, Inc.
Investor Contact: Mark Barbalato (212) 850-5707

MILLER INDUSTRIES REPORTS 2019 FIRST QUARTER RESULTS

CHATTANOOGA, Tenn., May 8, 2019/PRNewswire/ -- Miller Industries, Inc. (NYSE: MLR) (the "Company") today announced financial results for the quarter ended March 31, 2019.

For the first quarter of 2019, net sales were $197.2 million, an increase of 23.9%, compared to $159.2 million for the first quarter of 2018. Net income in the first quarter of 2019 was $8.7 million, or $0.76 per diluted share, an increase of 29.8%, compared to net income of $6.7 million, or $0.59 per diluted share, in the prior year period.

Gross profit for the first quarter of 2019 was $22.6 million, or 11.5% of net sales, compared to $18.4 million, or 11.6% of net sales, for the first quarter of 2018. Selling, general and administrative expenses were $10.2 million, or 5.2% of net sales, compared to $9.6 million, or 6.0% of net sales, in the prior year period.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.18 per share, payable June 17, 2019 to shareholders of record at the close of business on June 10, 2019.

Jeffrey I. Badgley, Co-Chief Executive Officer of the Company stated, “We started off strong in 2019, with year-over-year revenue growth of 23.9%, reflecting broad based growth in our domestic and international markets. During the first quarter, we continued to benefit from increased production capacity which has allowed us to meet the strong demand that we have been experiencing since the third quarter of 2017. These favorable market conditions have extended into the first quarter of 2019 and we continue to be encouraged by the demand for our products. Our overall profitability during the quarter continued to grow in comparison to last year, as gross profit and net income increased 22.6% and 29.8%, respectively. This growth in profitability reflected our steadfast focus on cost reduction, as selling, general and administrative expenses as a percentage of total revenue contracted 80 basis points year-over-year to 5.2%.”

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MILLER INDUSTRIES REPORTS 2019 FIRST QUARTER RESULTS	PAGE 2

Mr. Badgley concluded, “During the first quarter of 2019, we continued to realize the benefits of our strategic capital investments that we made in prior years. Our outlook remains strong as we enter the second quarter, as economic conditions and demand for our product offering are strong globally, and we remain focused on reducing costs to help offset the effects associated with increased raw material costs.  We will also continue to be proactive and communicate with our suppliers to mitigate these costs in order to maintain shareholder value. We are confident in our ability to drive volume through our more efficient capacity to effectively service our customer demand.”

In conjunction with this release, the Company will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for tomorrow, May 9, 2019, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through a link at:

https://www.webcaster4.com/Webcast/Page/1034/30487

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through May 23, 2019. The replay number is 1-844-512-2921, Passcode 8316371.

Miller Industries is The World's Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Titan® and Eagle®.

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MILLER INDUSTRIES REPORTS 2019 FIRST QUARTER RESULTS	PAGE 3

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things: the cyclical nature of our industry and changes in consumer confidence; economic and market conditions; our customers’ access to capital and credit to fund purchases; our dependence upon outside suppliers for our raw materials, including aluminum, steel, petroleum-related products and other purchased component parts; changes in price (including as a result of the imposition of tariffs) of aluminum, steel, petroleum-related products and other purchased component parts; delays in receiving supplies of such materials or parts; operational challenges caused by our increased sales volumes; changes in fuel and other transportation costs, insurance costs and weather conditions; changes in government regulation; various political, economic and other uncertainties relating to our international operations, including restrictive taxation and foreign currency fluctuation; failure to comply with domestic and foreign anti-corruption laws; special risks from our sales to U.S. and other governmental entities through prime contractors; our ability to secure new military orders; competition and our ability to attract or retain customers; our ability to develop or acquire proprietary products and technology; assertions against us relating to intellectual property rights; problems hiring or retaining skilled labor; a disruption in, or breach in security of, our information technology systems or any violation of data protection laws; changes in the tax regimes and related government policies and regulations in the countries in which we operate; the effects of regulations relating to conflict minerals; the catastrophic loss of one of our manufacturing facilities; environmental and health and safety liabilities and requirements; loss of the services of our key executives; product warranty or product liability claims in excess of our insurance coverage; potential recalls of components or parts manufactured for us by suppliers or potential recalls of defective products; an inability to acquire insurance at commercially reasonable rates; and those other risks referenced herein, and those risks discussed in our filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our company.

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Miller Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31
			%
	2019	2018	Change
NET SALES	$197,213	$159,160	23.9%

COSTS OF OPERATIONS	174,616	140,733	24.1%

GROSS PROFIT	22,597	18,427	22.6%

OPERATING EXPENSES:
Selling, General and Administrative Expenses	10,215	9,589	6.5%

NON-OPERATING (INCOME) EXPENSES:
Interest Expense, Net	668	420	59.0%

Other (Income) Expense, Net	254	(915)	-127.8%

Total Expense, Net	11,137	9,094	22.5%

INCOME BEFORE INCOME TAXES	11,460	9,333	22.8%

INCOME TAX PROVISION	2,800	2,663	5.1%

NET INCOME	$8,660	$6,670	29.8%

BASIC INCOME PER COMMON SHARE	$0.76	$0.59	28.8%

DILUTED INCOME PER COMMON SHARE	$0.76	$0.59	28.8%

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.18	$0.18	0.0%

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	11,400	11,384	0.1%
Diluted	11,400	11,393	0.1%

Miller Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data) (Unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and temporary investments	$18,979	$27,037
Accounts receivable, net of allowance for doubtful accounts of $1,163 and $1,112 at March 31, 2019 and December 31, 2018, respectively	183,848	149,142
Inventories, net	96,156	93,767
Prepaid expenses	5,816	3,272
Total current assets	304,799	273,218
NONCURRENT ASSETS:
Property, plant and equipment, net	83,929	82,850
Right-of-use assets - operating leases	1,790	—
Goodwill	11,619	11,619
Other assets	538	497
TOTAL ASSETS	$402,675	$368,184

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$107,786	$98,220
Accrued liabilities	26,021	24,863
Current portion of operating lease obligation	352	—
Current portion of finance lease obligation	20	20
Long-term obligations due within one year	380	285
Total current liabilities	134,559	123,388
NONCURRENT LIABILITIES:
Long-term obligations	30,286	15,475
Noncurrent portion of operating lease obligation	1,432	—
Noncurrent portion of finance lease obligation	53	58
Deferred income tax liabilities	1,743	1,700
Total liabilities	168,073	140,621

SHAREHOLDERS' EQUITY:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 11,400,102 and 11,394,546, outstanding at March 31, 2019 and December 31, 2018, respectively	114	114
Additional paid-in capital	151,055	150,905
Accumulated surplus	87,966	81,354
Accumulated other comprehensive loss	(4,533)	(4,810)
Total shareholders' equity	234,602	227,563
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$402,675	$368,184